Exhibit 99.1

Contact: Ira M. Birns, Executive Vice President & Chief Financial Officer Glenn Klevitz Vice President, Treasurer & Investor Relations 305-428-8000
 World Fuel Services Corporation Reports Second Quarter 2022 Results
MIAMI—July 28, 2022 -- World Fuel Services Corporation (NYSE: INT)
Second-Quarter 2022 Highlights

•Total gross profit of $253.4 million, up 38% year-over-year
•GAAP net income of $24.4 million, or $0.39 per diluted share
•Adjusted net income of $25.8 million, or $0.41 per diluted share
•Adjusted EBITDA of $76.4 million
“We generated solid results in the second quarter, demonstrating the strength and diversification of our business model, despite significant volatility experienced in the global energy markets. While we were impacted by severe backwardation throughout most of the quarter in aviation, our marine segment delivered record gross profit driven by market volatility that led to exceptionally high bunker fuel prices and a constrained credit environment. Our land segment also performed very well, reflecting the success of our Flyers acquisition and overall strong performance across our entire land business, including World Kinect,” stated Michael J. Kasbar, chairman and chief executive officer. “Our highly-talented global team once again demonstrated our ability to navigate an exceedingly complex macro environment, while remaining a valued partner to our customers and suppliers with a growing suite of renewable and digital solutions in support of their decarbonization journey.”
For the second quarter, our aviation segment generated gross profit of $52.8 million, a decrease of 40% year-over-year. While aviation's financial results were significantly impacted by backwardation during the second quarter, volumes continued to rebound, reaching 85% of pre-pandemic levels. Our marine segment generated gross profit of $78.2 million, an increase of 244% year-over-year, principally related to the impact of market volatility and the related rise in global fuel prices. Our land segment generated gross profit of $122.4 million, an increase of 66% year-over-year, principally related to the recent acquisition of Flyers Energy.
“We generated our highest level of quarterly EBITDA since the pandemic began, despite the negative pricing impacts to our aviation business during the second quarter from extreme backwardation, again demonstrating the resiliency of our business and the value of our diversified portfolio of products and service offerings,” said Ira M. Birns, executive vice president and chief financial officer. “While fuel prices and volumes increased further during the second quarter, we generated positive operating cash flow and our liquidity position remains strong. This enables us to continue allocating capital to fund organic and value-creating investments which underpins our strategic vision to support our customers and suppliers in accelerating the energy transition, while we also continue to return capital to shareholders through buybacks and dividends.”

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures (collectively, the “Non-GAAP Measures”), including adjusted net income attributable to World Fuel Services, adjusted diluted earnings per common share, and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Non-GAAP Measures exclude acquisition and divestiture related expenses, restructuring costs, impairments, gains or losses on the extinguishment of debt and gains or losses on business dispositions primarily because we do not believe they are reflective of our core operating results. In addition, beginning with the period ending March 31, 2022, the Non-GAAP Measures also exclude integration costs associated with our acquisitions. No changes to the comparable period were made as we did not incur integration costs in 2021.
We believe that the Non-GAAP Measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of the Non-GAAP Measures may not be comparable to the presentation of such metrics by other companies. Adjusted diluted earnings per common share is computed by dividing adjusted net income attributable to World Fuel Services and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested restricted stock units outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Investors are encouraged to review the reconciliation of these Non-GAAP Measures to their most directly comparable GAAP financial measures in this press release and on our website.
Information Relating to Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our beliefs and expectations about our ability to navigate a complex macro environment and capitalize on our suite of renewable and digital solutions to support our customers' decarbonization journey, as well as our view of our capital allocation strategy to fund organic and value-creating investments and return capital to shareholders. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to successfully implement our growth strategy and integrate acquired businesses and recognize the anticipated benefits, our ability to capitalize on new market opportunities, potential liabilities, limited indemnities and the extent of any insurance coverage, our ability to effectively manage the effects of the COVID-19 pandemic, the extent of the impact of the pandemic on ours and our customers' sales, profitability, operations and supply chains, customer and counterparty creditworthiness and our ability to collect accounts receivable and settle derivative contracts, sudden changes in the market price of fuel or extremely high or low fuel prices that continue for an extended period of time, the availability of cash and sufficient liquidity to fund our working capital and strategic investment needs, any global economic impacts or other significant volatility that may arise from geopolitical events, wars and other civil unrest, adverse conditions in the markets or industries in which we or our customers and suppliers operate, such as the current global economic environment, our ability to manage the changes in supply and other market dynamics in the regions where we operate, inflationary pressures and its impact on our customers or the global economy, a structural shift in the global economy and its demand for fuel and related products and services as a result of changes in the way people work, travel and interact, or in connection with a global recession, our failure to comply with restrictions and covenants in our senior revolving credit facility and our senior term loans, including our financial covenants, our ability to successfully execute and achieve efficiencies, our ability to achieve the expected level of benefit from any restructuring activities and cost reduction initiatives, unanticipated tax liabilities or adverse results of tax audits, assessments, or disputes, our ability to capitalize on new market opportunities, risks related to the complexity of the U.S. and foreign tax legislation and any subsequently issued regulations and our ability to accurately predict the impact on our effective tax rate and future earnings, our ability to effectively leverage technology and operating systems and realize the anticipated benefits, potential liabilities and the extent of any insurance coverage, actions that may be taken under the current administration in the U.S. that increase costs or otherwise negatively impact ours or our customers and suppliers businesses, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, particularly as a result of seasonality, supply disruptions, border closures and other logistical difficulties that can arise when sourcing and delivering fuel in areas that are actively engaged in war or other military conflicts, our failure to effectively hedge certain financial risks associated with the use of derivatives, uninsured losses, the impact of climate change and natural disasters, adverse results in legal disputes, and other risks detailed from time to time in our SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.
About World Fuel Services Corporation
Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing energy procurement and related services, as well as transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services also offers natural gas and electricity, as well as energy advisory services, including programs for sustainability solutions and renewable energy alternatives. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.
For more information, visit www.wfscorp.com.
-- Some amounts in this press release may not add due to rounding. All percentages have been calculated using unrounded amounts --

WORLD FUEL SERVICES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited - In millions, except per share data)

	June 30, 2022	December 31, 2021
Assets:
Current assets:
Cash and cash equivalents	$385.8	$652.2
Accounts receivable, net of allowance for credit losses of $19.1 million and $26.1 million as of June 30, 2022 and December 31, 2021, respectively	3,954.7	2,355.3
Inventories	903.8	477.9
Prepaid expenses	86.0	59.2
Short-term derivative assets, net	339.5	169.2
Other current assets	224.2	305.9
Total current assets	5,894.0	4,019.7
Property and equipment, net	476.0	348.9
Goodwill	1,233.3	861.9
Identifiable intangible assets, net	356.7	189.1
Other non-current assets	835.6	522.8
Total assets	$8,795.7	$5,942.4
Liabilities:
Current liabilities:
Current maturities of long-term debt	$16.3	$30.6
Accounts payable	3,936.7	2,399.6
Short-term derivative liabilities, net	431.5	168.4
Customer deposits	305.4	205.5
Accrued expenses and other current liabilities	404.7	292.7
Total current liabilities	5,094.7	3,096.7
Long-term debt	1,024.1	478.1
Non-current income tax liabilities, net	192.8	213.9
Other long-term liabilities	563.9	236.8
Total liabilities	6,875.4	4,025.6
Equity:
World Fuel shareholders' equity:
Preferred stock, $1.00 par value; 0.1 shares authorized, none issued	—	—
Common stock, $0.01 par value; 100.0 shares authorized, 61.9 and 61.7 issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	0.6	0.6
Capital in excess of par value	172.8	168.1
Retained earnings	1,916.4	1,880.6
Accumulated other comprehensive income (loss)	(174.0)	(136.7)
Total World Fuel shareholders' equity	1,915.7	1,912.7
Noncontrolling interest	4.5	4.1
Total equity	1,920.2	1,916.8
Total liabilities and equity	$8,795.7	$5,942.4

WORLD FUEL SERVICES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
 (Unaudited – In millions, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$17,122.1	$7,085.5	$29,504.1	$13,043.4
Cost of revenue	16,868.7	6,901.6	29,019.8	12,667.9
Gross profit	253.4	183.9	484.4	375.5
Operating expenses:
Compensation and employee benefits	118.3	87.9	233.2	180.3
General and administrative	82.3	57.4	157.1	116.8
Asset impairments	—	4.7	—	4.7
Restructuring charges	—	3.0	—	5.1
Total operating expenses	200.6	153.0	390.3	306.9
Income from operations	52.8	30.9	94.1	68.6
Non-operating income (expenses), net:
Interest expense and other financing costs, net	(26.5)	(10.0)	(40.9)	(18.7)
Other income (expense), net	(4.0)	(1.4)	1.7	(2.6)
Total non-operating income (expense), net	(30.5)	(11.4)	(39.2)	(21.3)
Income (loss) before income taxes	22.3	19.6	54.9	47.2
Provision for income taxes	(2.5)	2.0	3.8	10.8
Net income (loss) including noncontrolling interest	24.8	17.6	51.1	36.4
Net income (loss) attributable to noncontrolling interest	0.4	(0.1)	0.4	(0.1)
Net income (loss) attributable to World Fuel	$24.4	$17.6	$50.7	$36.5

Basic earnings (loss) per common share	$0.39	$0.28	$0.81	$0.58

Basic weighted average common shares	62.2	63.4	62.8	63.2

Diluted earnings (loss) per common share	$0.39	$0.28	$0.80	$0.57

Diluted weighted average common shares	62.4	63.8	63.2	63.6

Comprehensive income:
Net income (loss) including noncontrolling interest	$24.8	$17.6	$51.1	$36.4
Other comprehensive income (loss):
Foreign currency translation adjustments	(35.7)	4.8	(45.1)	0.8
Cash flow hedges, net of income tax expense (benefit) of $9.8 and ($2.9) for the three months ended June 30, 2022 and 2021, respectively, and net of income tax expense (benefit) of $2.8 and $2.7 for the six months ended June 30, 2022 and 2021, respectively	27.1	(8.6)	7.8	7.8
Total other comprehensive income (loss)	(8.7)	(3.8)	(37.3)	8.5
Comprehensive income (loss) including noncontrolling interest	16.1	13.7	13.7	44.9
Comprehensive income (loss) attributable to noncontrolling interest	0.4	(0.1)	0.4	(0.1)
Comprehensive income (loss) attributable to World Fuel	$15.7	$13.8	$13.4	$45.0

WORLD FUEL SERVICES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - In millions)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss) including noncontrolling interest	$24.8	$17.6	$51.1	$36.4
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	26.3	20.7	53.5	40.5
Provision for credit losses	2.6	(1.1)	4.6	2.4
Share-based payment award compensation costs	3.1	3.3	6.7	12.0
Deferred income tax expense (benefit)	(11.6)	(8.6)	(15.6)	(15.4)
Foreign currency (gains) losses, net	(1.5)	4.0	(5.2)	(8.9)
Other	(0.8)	16.0	(17.6)	10.5
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(487.7)	(161.9)	(1,539.0)	(600.7)
Inventories	(242.4)	(88.3)	(383.0)	(77.4)
Prepaid expenses	(29.7)	(21.3)	(26.6)	(24.3)
Short-term derivative assets, net	(112.2)	(37.7)	(322.8)	39.6
Other current assets	(23.6)	(7.4)	48.7	61.9
Cash collateral with counterparties	179.1	29.1	235.4	24.7
Other non-current assets	(55.0)	(24.9)	(163.9)	(28.9)
Accounts payable	506.9	211.6	1,503.5	605.9
Customer deposits	73.8	20.1	105.3	(2.7)
Accrued expenses and other current liabilities	150.2	40.4	308.4	41.1
Non-current income tax, net and other long-term liabilities	40.7	25.6	127.3	23.8
Total adjustments	18.1	19.6	(80.2)	104.2
Net cash provided by (used in) operating activities	42.8	37.2	(29.2)	140.6
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	—	(639.4)	—
Capital expenditures	(21.0)	(12.2)	(37.7)	(14.2)
Other investing activities, net	(0.1)	(4.8)	(1.4)	(5.4)
Net cash provided by (used in) investing activities	(21.2)	(17.0)	(678.5)	(19.7)
Cash flows from financing activities:
Borrowings of debt	2,027.1	0.1	3,772.9	0.3
Repayments of debt	(1,875.1)	(4.4)	(3,244.9)	(8.9)
Dividends paid on common stock	(7.6)	(7.5)	(15.0)	(13.6)
Repurchases of common stock	(35.0)	—	(48.7)	—
Other financing activities, net	(2.0)	(3.1)	(13.3)	(13.5)
Net cash provided by (used in) financing activities	107.3	(14.9)	451.0	(35.7)
Effect of exchange rate changes on cash and cash equivalents	(9.4)	2.1	(9.7)	(1.4)
Net increase (decrease) in cash and cash equivalents	119.6	7.3	(266.4)	83.9
Cash and cash equivalents, as of the beginning of the period	266.2	735.3	652.2	658.8
Cash and cash equivalents, as of the end of the period	$385.8	$742.7	$385.8	$742.7

WORLD FUEL SERVICES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited - In millions, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Non-GAAP financial measures and reconciliation:	2022	2021	2022	2021
Net income (loss) attributable to World Fuel	$24.4	$17.6	$50.7	$36.5
Acquisition and divestiture related expenses	0.1	0.5	0.6	2.9
Loss on debt extinguishment	0.7	—	0.7	—
Asset impairments	—	4.7	—	4.7
Integration costs	1.1	—	1.4	—
Restructuring charges	—	3.0	—	5.1
Income tax impacts	(0.5)	(0.9)	(0.7)	(3.6)
Adjusted net income (loss) attributable to World Fuel	$25.8	$25.0	$52.6	$45.7

Diluted earnings (loss) per common share	$0.39	$0.28	$0.80	$0.57
Acquisition and divestiture related expenses	—	0.01	0.01	0.05
Loss on debt extinguishment	0.01	—	0.01	—
Asset impairments	—	0.07	—	0.07
Integration costs	0.02	—	0.02	—
Restructuring charges	—	0.05	—	0.08
Income tax impacts	(0.01)	(0.01)	(0.01)	(0.06)
Adjusted diluted earnings (loss) per common share	$0.41	$0.39	$0.83	$0.72

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Non-GAAP financial measures and reconciliation:	2022	2021	2022	2021
Net income (loss) including noncontrolling interest	$24.8	$17.6	$51.1	$36.4
Interest expense and other financing costs, net	26.5	10.0	40.9	18.7
Provision (benefit) for income taxes	(2.5)	2.0	3.8	10.8
Depreciation and amortization	26.3	20.7	53.5	40.5
Acquisition and divestiture related expenses	0.1	0.5	0.6	2.9
Asset impairments	—	4.7	—	4.7
Integration costs	1.1	—	1.4	—
Restructuring charges	—	3.0	—	5.1
Adjusted EBITDA(1)	$76.4	$58.5	$151.2	$119.2
(1)The Company defines adjusted EBITDA as net income (loss) excluding the impact of interest, tax and depreciation and amortization, in addition to items that are considered to be non-operational and not representative of our core business, including those associated with acquisition and divestiture related expenses, integration costs, asset impairments, and restructuring charges. As the GAAP measure most comparable to Adjusted EBITDA is net income, the reconciliation was updated in the first quarter of 2022 to start with net income.

WORLD FUEL SERVICES CORPORATION
BUSINESS SEGMENTS INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Revenue:	2022	2021	2022	2021
Aviation segment	$7,843.5	$2,805.8	$12,854.0	$4,900.8
Land segment	5,431.8	2,457.2	9,812.6	4,645.4
Marine segment	3,846.8	1,822.4	6,837.5	3,497.1
Total revenue	$17,122.1	$7,085.5	$29,504.1	$13,043.4
Gross profit:
Aviation segment	$52.8	$87.4	$117.0	$164.1
Land segment	122.4	73.8	242.2	163.3
Marine segment	78.2	22.7	125.2	48.2
Total gross profit	$253.4	$183.9	$484.4	$375.5
Income from operations:
Aviation segment	$(6.9)	$34.0	$0.7	$57.0
Land segment	33.0	8.1	66.3	40.9
Marine segment	52.7	4.8	75.9	11.1
Corporate overhead - unallocated	(26.0)	(15.9)	(48.8)	(40.5)
Total income from operations	$52.8	$30.9	$94.1	$68.6

SALES VOLUME SUPPLEMENTAL INFORMATION
 (Unaudited - In millions)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Volume (Gallons):	2022	2021	2022	2021
Aviation Segment	1,831.2	1,373.8	3,486.6	2,517.1
Land Segment (1)	1,531.7	1,288.5	3,114.3	2,591.5
Marine Segment (2)	1,288.3	1,211.4	2,526.5	2,328.8
Consolidated Total	4,651.1	3,873.6	9,127.4	7,437.5
(1)Includes gallons and gallon equivalents of British Thermal Units (BTU) for our natural gas sales and Kilowatt Hours (kWh) for our World Kinect power business.
(2)Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons were 4.9 and 4.6 for the three months ended June 30, 2022 and 2021, respectively; and 9.6 and 8.8 for the six months ended June 30, 2022 and 2021, respectively.
CONTACT:
World Fuel Services Corporation
Ira M Birns, 305-428-8000
Executive Vice President & Chief Financial Officer

Glenn Klevitz, 305-428-8000
Vice President, Treasurer & Investor Relations